Exhibit 10.7

ALTYS
Gestion

COMMERCIAL LEASE
COTY FRANCE SAS
10 Boulevard Haussmann - 75009 Paris
494 m2 - 5th floor
596 m2 - 4th floor
598m2 - 3rd floor

ALTYS/BP/BX/CT/10

Lease for commercial offices

BETWEEN THE UNDERSIGNED

The SCI VENDOME PARIS, a Société Civile Immobilière (non-trading real estate company) with variable capital of at least 34,900,000 Euros, whose registered office is located in France, Paris La Défense 92932 - Cœur Défense Tour B - La Défense 4-100 Esplanade du Général de Gaulle, registered in the Register of Trade and Companies of NANTERRE under No. 431 980 952,

Represented by the company ALTYS GESTION, a Société par Actions Simplifiée (simplified joint stock company) with capital of 45,200 Euros, whose registered office is located at 103/105 rue des Trois Fontanot in Nanterre (92729), France, registered in the Register of Trade and Companies of Nanterre under No. 582 044 418,

Itself represented by Mr Stéphane BUREAU, General Director,

Hereinafter referred to as the “LESSOR”
on the one hand,

AND

The company COTY France, a Société par action simplifié (simplified joint stock company) with capital of €10,696,632, whose registered office is located at 14 rue du quatre septembre Paris 75002, France, registered in the Register of Trade and Companies of PARIS under number B 380 915 736

Represented by Mrs CARMONA Odile, President

Hereinafter referred to as the “LESSEE”
on the other hand,

CONTENTS

1 - Special Conditions

1.1. Description of the Building

1.2. Description of the Let Premises

1.3. Purpose of Let Premises

1.4. Term of lease

1.5. Annual rental fee excluding tax and charges

1.6. Specific financial provisions

1.7. Escalator clause

1.8. Security deposit

1.9. Provisions for expenses

1.10. Other agreements

1.11. Tax regime

2 - General Terms and Conditions

2.1. Purpose

2.2. Laws

2.3. Building by-laws/commonhold by-laws

2.4. Administrative authorisations

2.5. Duration

2.6. Rental fee

2.7. Escalator clause

2.8. Security deposit

2.9. Assumption of possession

2.10. Charges and utilities

2.10.1. General terms and conditions

2.10.2. List of charges and utilities

2.10.3. Restaurant

2.10.4. Provisions for charges

2.11 Obligations of the Lessee

2.11.1. Usage of Let Premises

2.11.2. Inventory of fixtures upon entry

2.11.3. Maintenance of Let Premises

2.11.4. Conditions of possession and use

2.11.5. Taxes and duties

2.11.6. Liability and recourse

2.11.7. General use of private and communal areas

2.11.8. Guarantee

2.11.9. Visit to premises

2.12. Repairs - Embellishments

2.12.1. Fit-out works by the Lessee

2.12.2. Outcome of embellishments, improvements and fit-outs

2.12.3. Repairs

2.12.4. Schedule of fixtures upon departure

2.13. Prevention, Health, Safety

2.13.1. Undertakings of the Lessee

2.13.2. Works undertaken by the Lessee

2.13.3. Prevention, Health and Safety

2.13.4. Environmental Protection

2.13.5. Adherence to high-rise building regulations

2.14. Insurance policies

2.14.1. Lessor’s insurance policies

2.14.2. Lessee’s insurance policies

2.14.3. Additional insurance policies

2.14.4. Payment of premiums

2.14.5. Special clauses

2.14.6. Obligations of the Lessee

2.15. Transfer - Sub-letting

2.15.1. Transfer

2.15.2. Sub-letting

2.16. Total or partial destruction of the premises

2.16.1. Total destruction

2.16.2. Partial destruction

2.17. Payment

2.17.1. Debit authorisations
2.17.2. Allocation of payments

2.18. Termination clause

2.19. Consequences of delayed payment

2.19.1. Interest on arrears

2.19.2. Penalty clause

2.19.3. Other sanctions

2.20. Tax provisions

2.21. Costs

2.22. Validity of contrary provisions, modifications and tolerance

2.23. Assignment of jurisdiction

2.24. Election of domicile

PREAMBLE

The Lessor is the owner of a Building designated in article 1.1. of the special conditions. It is agreed for the Lessor to hereby lease the premises described below in article 1.2. of the special conditions to the Lessee, who hereby accepts, under a commercial lease.

This document, and any annexes thereto, express the entire agreement of the parties in relation to this lease.

As such, the latter cancels and replaces any other written or verbal agreements directly or indirectly relating to it that may previously have been concluded between the Lessor and the Lessee and which may concern the same premises.

1 - Special Conditions

1.1. Description of the building

- Address of the Building: 10 BOULEVARD HAUSSMANN
75009 PARIS

- Consistency of the Building:	Office building

Hereinafter referred to as: “the Building”

1.2. Description of the Let Premises

- Location in the Building: entirety of the 3rd, 4th, 5th floors

- Offices:          1,688 m2 approximately broken down as follows:

- 598m2 on the 3rd floor

- 596m2 on the 4th floor

- 494m2 on the 5th floor

- Parking: 14 parking spaces on the 3rd basement floor broken down as follows:

              - units: 9018 to 9023 and 9025 to 9034

Hereinafter referred to as: “the Let Premises” in accordance with the plans appended below (Annex 1), share of the communal areas included.

It is specified that any error in the description does not constitute justification for a reduction or increase in the rental fee as the parties refer to the consistency and to the schedule of fixtures as these are drafted, the Lessee declaring that it is fully familiar with them for having read and visited them and releases the Lessor from describing them further as they are in the condition necessary for the use it intends to make of them.
In this regard, it is specified that the rental fee set below is a global rental fee for all the space combined.

1.3. Purpose of Let Premises

The sole purpose of the Let Premises subject of this lease is for use as offices pursuant to article 23.9 of the decree of 30 September 1953.

1.4. Term of lease
- Effective date of lease:	15 July 2007
- Expiry date of lease:	14 July 2016
- Date of availability:	01 July 2007

Notwithstanding the provisions of article L. 145-4 paragraph 2 of the French Commercial Code, the Lessee waives its right to give notice upon expiry of the first three-year period.

1.4.1 Exceptional right of withdrawal

Exceptionally and excluding any other date, the Lessee shall be entitled to give notice upon expiry of the sixth and half year of the lease, i.e. for 14 January 2014, subject to notice of 6 months given by extra judicial act.

This lease is therefore concluded for a fixed and minimum term of 6 and a half years, i.e. from 15 July 2007 to 14 January 2014.

This is an essential and determining condition without which the Lessor would not have entered into this contract.

The Lessor also accepts the advance availability of the premises for the period from 1 July 2007 to 14 July 2007 in order to allow the Lessee to carry out technical studies and its own works subject to having subscribed all the necessary insurance policies.

1.5. Annual rental fee excluding tax and charges

This lease is granted and accepted in return for a global annual rental fee for all the Let Premises, excluding taxes and charges, of 1,087,200 Euros (one million eighty seven thousand two hundred Euros), broken down as follows:

- Offices: €1,055,000 excl. tax and charges (i.e. €625 excl. tax and charges X 1,688 m2)
- parking spaces: €32,200 excl. tax and charges (i.e. €2,300 excl. tax and charges/unit X 14 units)

On an exceptional and commercial basis and in return for the fixed term undertaking by the Lessee, the Lessor grants the Lessee a rent-free period of 6 months from 15 July 2007 to 14

January 2008 representing the sum of €527,499.99 excl. tax and charges (five hundred thousand four hundred and ninety nine Euros and ninety nine cents).

Date of first rental payment: 14 January 2008.

It is specified that the exemption will only relate to the office rental fees, the Lessee being bound to its financial obligations under the lease and namely to pay rental fees, parking spaces, charges, taxes and related charges from the effective date of the lease.

1.6. Specific financial provisions

- Lessee’s bank details:
Bank Code	Branch code	Account number Control key (clé RIB)

- NAF code:

Siren No.	Siret No.	VAT Id No.

1.7. Escalator clause

Base index (construction cost index published by INSEE) for Q4 2006, i.e. 1,406

1.8. Security deposit

Amount of original security deposit: €325,078 (three hundred twenty five thousand seventy eight Euros)

1.9. Provisions for expenses

Original provision for expenses: €31,650 excl. tax (thirty one thousand six hundred and fifty Euros excluding tax) per quarter. This provision does not include property tax or office tax which are payable in addition and which shall be borne by the Lessee.

1.10. Other agreements

1.10.1. Sub-letting

Notwithstanding article 2.15.2 of the general terms and conditions of this lease, the Lessee may sub-let all or part of the premises to any company part of the same group or which is affiliated to it pursuant to article L-233-1 of the French Commercial Code.
This affiliation must be maintained throughout the period of sub-letting, which may not exceed the remaining period of the lease, and the said sub-lets may only take place with the express written consent of the Lessor.

Also, the Lessee may sub-let the premises to any external companies during the fixed period of the lease, i.e. from 15 July 2007 to 14 January 2014, to the exclusion of any other period.

The authorisation to sub-let is only granted on the express condition that the sub-lessees of the Lessee submit to the terms and conditions of the main lease and that they cannot hold any enforceable right against the Lessor, the latter not intending to have any legal relationship with them.

Any sub-lease must specify that all the premises subject of the main lease form an indivisible whole in the common intention of the parties.

In any case, the sub-leased space may not exceed 50% (fifty percent) of the leased space.
It is recalled that any sub-letting of the entire space is strictly forbidden.

Notwithstanding article L 145 paragraph 2 of the French Commercial Code, it is specified that upon expiry of the main lease, the Lessor shall not be obliged to renew the sub-lease contracts and the Lessee shall have to evict all sub-lessees itself.

Sub-lessees must be made aware of all these provisions prior to the signature of any sub-lease contract at the diligence of the Lessee and under its responsibility, and the Lessee undertakes to impose compliance with these conditions on any sub-lessees.

For information, the Lessee must provide the Lessor with a copy of each sub-lease instrument within fifteen days of signature.

Any restoration works resulting from any sub-lessees shall be borne exclusively by the Lessee, both upon their installation and their departure.

Any transfer of the lease for any reason or the termination of the lease shall ipso facto terminate the sub-leases granted.

1.10.2. Participation of the Lessor in Lessee’s fit-out works

The Lessor shall participate in the fit-out of the premises to the amount of €100 excl. tax/m2, i.e. 168,000 Euros excl. tax (one hundred and sixty eight thousand Euros).

1.10.3. Intercompany Restaurant

Notwithstanding article 2.10.3 of this lease, it is specified that the building does not have a restaurant as of the date of signature of the lease.

1.10.4. Building by-laws

Notwithstanding article 2.3 of this lease, it is specified that there are not internal building by-laws on the date of signature. The mention Annex 3 “Internal Building By-laws” is therefore abolished.

1.10.5. Article 606

Notwithstanding articles 2.10.2.3 “Maintenance”, 2.11.3 “Maintenance of Let Premises” of the General Terms and Conditions of this lease, major repairs pursuant to article 606 of the French Civil Code shall remain the exclusive responsibility of the Lessor.

1.10.6. Assumption of possession

In addition to article 2.9 of the general terms and conditions, it is specified that the building is compliant with the French Labour Code as of the date of signature of this document.

1.10.7. Outcome of embellishments, improvements and fit-outs

Notwithstanding the provisions of paragraph 1 of article 2.12.2 “Outcome of embellishments, improvements and fit-outs” of the General Terms and Conditions, the words “perfect condition” are replaced by the words “good condition”.

1.10.8. Embellishment, improvement and fit-out works

In addition to article 2.12.2, it is specified that embellishment, improvement and fit-out works carried out by the Lessee shall become the property of the Lessor at the end of the lease and shall be left in good condition at the end of the lease, without compensation.

For specific cabling or partitioning works carried out by the Lessee, the Lessor reserves the right to request that the premises be returned to their initial condition, in whole or in part.

1.10.9. Natural and technological risk status report

In accordance with articles L125-5 and R125-23 to 27 of the French Environmental Code effective from 1 June 2006, the Lessor shall provide the Lessee with the natural and technological risk status report of the municipality in which the let premises are located (annex 2).

1.10.10. Energy Performance Certificate

The Energy Performance Certificate (Diagnostique Performance Energétique) is being drafted on the date of signature of this document. The Lessor undertakes the send the Lessee a copy of the above document.

1.11. Tax regime

V.A.T.

2- General Terms and Conditions

2.1. Purpose

The Let Premises must be used in accordance with the purpose provided for in article 1.3. of the Special Conditions, to the exclusion of any other use.

2.2. Laws

This lease is governed by articles L 145-1 to L 145-60 of the French Commercial Code, by the residual provisions of the decree of 30 September 1953, as well as by articles 1713 and following of the French Civil Code, not contrary to this document.

2.3. Building by-laws/Commonhold by-laws

The Lessee undertakes to comply with and have its employees, clients and suppliers comply with the provisions of the building by-laws and/or commonhold by-laws, if there are any, as well as all statutory or administrative provisions.

(Annex 3: internal building by-laws)

The Lessor reserves the right to make any modification to the internal building by-laws it deems justified by the general interest of the occupants and tenants; these modifications and, if applicable, those of any other applicable regulations, shall be binding on the Lessee who shall acknowledge them.

If other regulations or agreements exist which the Lessee must be made aware of so that it may comply with them, these shall be defined in article 1.10. of the Special Conditions.

2.4. Administrative authorisations

The express authorisation of the Lessor on the use of the offices does not imply any guarantee or diligence by the latter that it will obtain administrative authorisations of any kind necessary for the exercise of the Lessee’s business.

Consequently, the Lessee shall be personally responsible for obtaining all the administrative authorisations necessary for the exercise of its business in the Let Premises as well as for paying all sums, fees, taxes and other duties related to the business exercised in the let premises and to the use of the premises, namely in accordance with the laws on office premises.

Notifications sent to the Lessor which concern the Lessee by virtue of the above shall be sent to the latter by registered mail, who shall be responsible for exercising any necessary effective remedies in the name of the Lessor, but at its own cost and risk; the exercise of such a remedy implies the express undertaking of the Lessee to guarantee the Lessor against any judgement against it or any damage, whether direct or indirect.

2.5. Duration

This lease is granted and accepted for a duration of nine years.

Subject to any derogations of article 1.4. of the Special Conditions, the Lessee may exercise its right to terminate upon expiry of each three-year period subject to providing the Lessor with notice of at least six months before the expiry date by extra judicial act.

The Lessor shall only have the same right if it intends to invoke the provisions of articles L 145-18, L 145-21 and L 145-24 of the French Commercial Code in order to build or rebuild the existing building, to raise it or to carry out works prescribed or authorised as part of a real estate restoration operation.

2.6. Rental fee

All the clauses concerning the rental fee, the terms of indexation and the charges are considered by the parties as essential conditions for their undertaking, without which they would not have entered into this contract.

This lease is granted and accepted in return for the principal annual rental fee stipulated in article 1.5. of the Special Conditions, which the Lessee undertakes to pay the Lessor or its agent in advance on a quarterly basis on 1 January, 1 April, 1 July and 1 October of each year, and on the date indicated in article 1.5. of the Special Conditions for the last time.

If the lease commences during a calendar period, the first term shall be the period from the date of commencement of this lease until the end of the said term.

2.7. Escalator clause

The rental fee stipulated in article 1.5. of the special conditions shall be revised each year without prior formality on the anniversary date of the commencement of the lease, in accordance with the variation of the national construction cost index published by INSEE.

For the first indexation, the base index shall be the last index published as of the effective date of the lease, as indicated in article 1.7. of the special conditions. The revision index shall be the same index the following year. For the following indexations, the base index shall be the preceding revision index and the revision index of the same index of the following year.

Since the indexation clause is not subordinate to any notification, the revision shall be applied by operation of law; the fact that the rental fee has not immediately been adjusted does not constitute forfeiture of the right of the parties to subsequently claim the application of the index with retroactive effect.

In the event that the index selected above for the indexation of the rental fee is no longer published for any reasons, this indexation shall be made based on either the replacement index or, if there is none, a new index selected by contract. If there is no agreement on the choice of the new index to be adopted, the parties hereby accept the decision of the expert designated by the President of the Tribunal de Grande Instance which has territorial competence ruling in summary proceedings.

The Lessor declares that the escalation clause constitutes an essential and determining condition of its will to enter into this contract, without which the lease would not have been concluded.

2.8. Security deposit

In order to guarantee the performance of this lease, the Lessee shall pay the Lessor, upon signature of this document, a security deposit equivalent to the rental fees of three months including all taxes as determined in article 1.8 of the Special Conditions.

This sum shall be retained by the Lessor throughout the term of the lease until the final settlement of any sum or compensation which the Lessee may owe the Lessor upon expiry of the lease and upon its departure from the premises.

This sum shall not bear interest: it shall be paid to the Lessor as collateral security in accordance with articles 2071 of the French Civil Code and as a guarantee for the payment of rental repairs, rental fees, charges, taxes, related charges and/or occupancy charge that may be due by the Lessee under the lease and ensuing acts.

If the lease is terminated on the grounds of non-performance of its conditions or for any cause attributable to the Lessee, this security deposit shall be forfeited to the Lessor as initial damages without prejudice to further damages.

It is agreed that in the event of a variation in the rental fee, the sum paid as a security deposit shall have to be increased or decreased in the same proportion in order to be aligned with the new rental fee so that the security deposit remains equal to the rental fees for three months including tax at all times.

Consequently, if the rental fee is increased, the Lessee shall pay the supplement to the security deposit upon payment of the first increased term, and if the rental fee is reduced, the Lessor shall return the surplus sum to the Lessee at the same time.

Also, this being a claim against the Lessor, it is inevitably connected to any claim arising hereunder which the Lessor may assert against the Lessee.
As such, in the event of court-ordered receivership or liquidation, the Lessor shall be entitled to offset the security deposit against any sums that may be the subject of a declaration of claim in its interest, without such compensation modifying the nature of the claim or any benefits attached thereto.

If the ownership of the building is transferred, the amount of the security deposit held by the Lessor shall be transferred to the new owner upon simple notification to the Lessee of the transfer of ownership. The Lessee expressly acknowledges and accepts this in such a way that it may not request any reimbursement of the security deposit from the current Lessor, any claim relating to the security deposit then being held against the new owner.

If, for any reason, the security deposit were to be used during the lease to settle any sums payable in rental fees, occupancy charges, charges or related charges, the Lessee shall immediately reconstitute the security deposit.

Otherwise, the lease may be terminated under the conditions of article 2.19.

In no event may the Lessee compensate the last terms of rental fees and charges with the security deposit.

This security deposit shall be reimbursed to it within three months of the end of the lease or the return of the premises if this occurs at a later time and following deduction of all sums payable by the Lessee under this lease and once the Lessee has provided evidence that it has transferred its business, has made the notifications it is required to and has paid the contributions mentioned in article 2.11.5. herein.

The above provisions shall apply if the Lessee remains in the Let Premises after the end of the lease for any reason, including if the Lessee is entitled to remain in the Let Premises in accordance with articles L 145-28 and following of the French Commercial Code.

2.9. Assumption of possession

If the Lessee refuses to assume possession of the premises on the effective date of the lease as stipulated in article 1.4 of the Special Conditions, the Lessor may:

- either take legal action against the Lessee to have it legally established that the lease has become fully effective and that the Lessee is bound to perform all the obligations,

- or consider the lease as null and void and to immediately resume its free disposal of the premises in any way it seems fit.

In this case, the Lessee shall have to pay the Lessor compensation corresponding to rental fees for one year based on a forfeit penalty clause. The security deposit and any sums already paid by the Lessee shall be charged to the sums due by the latter in this regard.

In the event that, with its agreement, the premises are made available to the Lessee before the effective date of the lease, the latter accepts to pay, in advance, a fee equal to the contractual rental fee and rental charges proportional to the period between the date on which the Let Premises are made available and the effective date of the lease. In this case, the Lessee undertakes to subscribe the insurance policies mentioned in article 2.14.2. of this lease from the time the Let Premises are made available.

If the premises are made available by the Lessor after the effective date of the lease, the Lessee shall only owe rental fees and rental charges from the day on which the premises are made available.

The Lessee acknowledges that it has viewed and visited the Let Premises on this day in order to verify that they correspond to the business it wants the exercise therein; consequently, the Lessee accepts the premises in the condition in which they are found and shall be responsible for obtaining administrative or safety authorisations that may be necessary to exercise its business, at its sole cost.

The Lessee undertakes responsibility for compliance of the premises and the installations therein with the current and future regulations applicable to office use.

Finally, it also undertakes responsible for all works, fit-out works and/or fittings that may be useful, necessary or indispensable for its operations for any reason, either upon entry on the premises or during this lease and its renewals.

2.10. Charges and utilities

2.10.1. General terms and conditions

The rental fee stipulated in article 1.5 of the Special Conditions shall not include any charges for the Lessor.

The Lessee shall therefore reimburse the share of the charges and utilities of the building corresponding to its premises.

Building charges are all the expenses incurred by the Lessor or the commonhold association if there is one, or any management body, and which are related to the operation and ownership of the building.

The Lessee shall directly subscribe to contracts with the relevant utility companies concerning private, electricity, heating, telephony, etc... supply or consumption.

If individual meters are installed, the Lessee shall reimburse its share corresponding to the meter readings in addition to the general or communal expenses, as well as the costs of rental, maintenance and readings.

The Lessee may, on appointment during office hours, view evidence of the expenses and distribution accounts held by the Lessor, but it is formally agreed that, without prejudice to its rights and remedies, the Lessee may not defer, in whole or in part, the settlement of its receipt and related charges on the grounds of disagreement on the amount of its charges.

The Lessor reserves the right:

- to modify the distribution of charges, namely in the event of a change in the use of the installations, a removal or new installation, and in the event of a modification of the premises or the laws,
- to install sub-meters.

Any modification to the internal by-laws relating to the distribution of charges in the building shall be binding on the Lessee who undertakes to comply with them.

Unless provided for otherwise in the internal by-laws, no charges will be distributed for the parking spaces included in this lease. These charges shall be included in the general charges distributed proportionally to the share assigned to each unit.

2.10.2. List of charges and utilities

The charges and utilities which the Lessee must reimburse are those listed below. It is specified that this list is provided for information only and consequently does not constitute an exhaustive list of the Lessee’s obligations for the reimbursement of charges nor does it constitute an obligation for the Lessor to provide the services specified below.

2.10.2.1. Electricity

Electricity expenses for private areas and/or communal areas of the building, as well as the replacement of light bulbs and lighting tubes in the communal areas, the maintenance of timers and electrical installations.

Expenses relative to mandatory inspections of electrical installations.

2.10.2.2. Lifts

- Fees for maintenance contracts for lifts and freight elevators,
- Subscription, operation, periodical maintenance, minor repair and supply costs necessary for the proper functioning,
- Electricity costs (lighting and motor),
- Replacement of installations that cannot be repaired.

2.10.2.3. Maintenance

All maintenance and repair costs of the building and fittings, namely:

- Maintenance costs, carpet cleaning, removal and refitting as well as security and insurance costs.
- Costs of purchasing maintenance products for the communal areas of the building,
- Operating, equipment, periodical maintenance, minor repair costs,
- Costs of maintaining fire prevention and emergency equipment,
- Costs of rodent control, disinfection and disinfestation of communal areas,
-Fees for maintenance and supply contracts necessary for the proper functioning of technical installations,
-Costs of maintaining green areas,
-Costs of maintaining façade cleaning platform,
-Costs of maintaining parking doors and gates,

-Maintenance and repairs of any kind, including expenses of renovating and/or repairing exterior façades as required by the authorities, including the major repairs provided for in article 606 of the French Civil Code,

- Telemonitoring of the building’s installations, if applicable,
- And the replacement of what cannot be repaired.

2.10.2.4. Water

- Consumption of communal and/or private areas, sanitation tax, costs and associated taxes, - Rental, maintenance and reading costs for meters,
- Costs of maintaining plumbing fixtures.

2.10.2.5. Staff

- Labour costs, salaries, social security and fiscal charges for the staff responsible for tasks relating to services or utilities, the recovery of which is provided for under this contract,
- If applicable, the salary, costs and charges for the hostess providing reception services, fully distributed in proportion with the shares assigned to each unit,
- Labour costs, salaries, social security charges for staff required for the maintenance and cleanliness of the communal and sanitation areas, as well as all back-up or temporary staff,
- Telephone switchboard service and all other telecommunications installations, if applicable,
- The costs of labour, salaries, social security charges of security staff for communal areas of the building, if applicable.

2.10.2.6. Heating, air conditioning

The costs of heating and air conditioning, if applicable, of fuel, electricity, full operating maintenance costs, repairs as well as the salaries, social security charges of staff responsible for maintenance and repairs. All expenses required for the heating of private and/or communal areas of the building. The expenses related to the replacement of what cannot be repaired.

2.10.2.7. Special charges
- Management fees,
- Owner’s insurance premiums.

2.10.3. Restaurant

If the Building has a staff restaurant, a Tenant’s Association shall be established with the purpose of providing the administrative and financial management of the intercompany restaurant (hereinafter the “Association”).

It is mandatory for the tenants of the building to be members of the Association and their membership shall persist for as long as they are tenants.

The operation of the Intercompany Restaurant established by the Lessor shall constitute an imperative organisational framework in the relationship between the Lessor and each tenant of the Building, to which the Association may not make any derogation or modification without the prior and express consent of the Lessor.

This organisation revolves around the following points:

. The Association shall entrust the operation of the Intercompany Restaurant to a mass catering professional, which shall initially have been selected by the Lessor, to whom it shall provide the restaurant premises, the kitchen and its fittings;

. The supply, maintenance and renewal of the restaurant furniture, the crockery, the equipment and kitchen utensils is the responsibility of the tenants;

. The maintenance, compliance and cost of renewing all the fittings is the responsibility of the tenants;

. Financing for the renewal for these fittings shall be provided by a method of “collected on behalf” by the caterer on behalf of the tenants, and paid by it to the Lessor or its agent.

In order to ensure the legal effectiveness of the above stipulations vis-a-vis the caterer, the Association shall ask the Lessor to intervene in the catering contract.

In the event that this financing system is terminated for any reason, the expenses for the renewal of the said fittings will be invoiced directly to the Lessee in proportion to the space leased.

The above provisions shall continue to apply if the Lessee remains in the Let Premises after the end of the lease for any reason and in particular if the Lessee is entitled to remain in the Let Premises in accordance with articles L 145-28 and following of the French Commercial Code.

The Lessee undertakes to fulfil and comply with the said general organisational rules subject to the termination clause of this lease.

2.10.4 Provisions for charges

Each quarter, the Lessee shall pay, with the rental fee, a provision for charges stipulated in article 1.9. of the Special Conditions, while the Lessor reserves the right to revise the said provision in the event of a new expense not included in the previous financial year or in the event of a variation in prices or a variation in the consumption occurring during the year.

The annual settlement shall be made according to the nature of the actual expenses using the various distribution keys to which the Lessee acknowledges its adherence without reservation.

2.11. Obligations of the Lessee

During this lease, the parties shall be subject to the obligations arising from the law and standard practices, as well as those arising from this lease.

2.11.1. Usage of Let Premises

The Lessee undertakes:

- To use the Let Premises solely for the use defined in article 1.3. of the Special Conditions.
- To maintain the Let Premises in constant condition of personal, effective and normal operation.

2.11.2. Inventory of fixtures upon entry

The Lessee undertakes:

- to accept the premises in the condition in which they are found upon assumption of possession. To this end, an inventory of fixture shall be drafted in the presence of both parties, at the cost of the Lessee, at the time of assumption of possession of the premises. The Lessor may not be asked to make any repairs, restorations, compliance works other than those that may be mentioned in article 1.10.1. of the special conditions

2.11.3. Maintenance of Let Premises

The Lessee undertakes:
- To keep the Let Premises in perfect condition of repair and maintenance of any kind throughout the term of the lease, and to return the premises as such upon expiry of the lease, to the sole exception of major repairs pursuant to article 606 of the French Civil Code which shall be carried out by the Lessor at the costs of the Lessee.

- To keep the electrical, mechanical and other installations that are part of the let premises in perfect condition of repair, function and safety.

- To immediately inform the Lessor or its agent in writing of any repair, wear or degradation that occurs in the Let Premises even if no apparent damage results from this as soon as it becomes aware of this, subject to being personally obliged to pay the Lessor the amount of direct or indirect prejudice resulting from this damage or from the delay in declaring this to insurers,

- To only assign firms approved by the Lessor with the intervention on the Let Premises for telephony and the IT network installed by the Lessee,

- To inform the Lessor of the installation of the IT equipment and its power to modify the air conditioning installation settings. Adjustment, calibration and modification works made necessary by this installation shall be the responsibility of the Lessee,

2.11.4. Conditions of possession and use

The Lessee undertakes:

- To comply with any internal rules that may have been established,

- Not to be able to do anything that may disturb the possession and use of neighbouring tenants,

- To fulfil all the specifications of the municipality, the police and to comply with all administrative, health and other regulations,

- To comply with the laws, regulations and administrative provisions for the exercise of its business activity, namely regulations concerning equipment,

- Not to be able to install any noisy equipment in the Let Premises.

- Not to install any illuminated sign or other sign without the prior express authorisation of the Lessor; the Lessee shall have to comply with applicable regulations, undertake the maintenance of these signs and bear all associated taxes, if applicable, obtain the necessary administrative authorisations, without recourse against the Lessor, it shall have to uninstall all signs installed and repair any damage occurring upon the installation and/or uninstallation of the said signs at the end of its period of possession and prior to its effective departure.

- Not to undertake any installation concerning the exterior appearance of the Building without the express prior authorisation of the Lessor (such as blinds, awnings, canopies, verandas, plates or any projecting object, etc...) and subject to the Lessee obtaining all the necessary authorisations.

- Not to store anything and not to park in the traffic lanes and communal areas or the traffic lanes leading to them,

- Not to apply loads of more than 250 kg/m2 on the floors,

- To comply with the rules prescribed by the Lessor as concerns deliveries of supplies and equipment.

2.11.5. Taxes and duties

The Lessee undertakes:

- To directly pay its personal property contributions, rental tax, business tax and any other taxes for which the Lessor is responsible for the Lessee on any basis. It shall have to provide evidence of this prior to returning the Let Premises.

The Lessee shall also reimburse the Lessor its share, including communal areas, of any duties and taxes payable by the Lessor and in particular municipal taxes (waste disposal, street sweeping tax, sanitation fees), property tax, the annual tax on office premises, as well as any duties and taxes that may subsequently be added to or replace, in such a way that the rental fee is net of any taxes for Lessor.

Generally, it shall reimburse the Lessor its share of any new tax or fee, whether municipal, regional, national or European, that may be created and which concern the Let Premises and/or the Building, to pay any contribution, costs and charges that may result from the location of the Building.

Taxes and duties normally payable by the Lessor but which, under the terms of this lease, are the responsibility of the Lessee, shall be the subject of an additional invoice, payable immediately, upon receipt of the corresponding tax notices by the Lessor.

Unless provided for otherwise in article 1.11 of the Special Conditions, this lease is subject to VAT which the Lessee must pay at the applicable rate on the date of each payment, in addition to the rental fee, charges and all related charges.

It is recalled that VAT is payable on property tax, on office tax and on the insurance premiums of the Building.

The Lessee shall also pay any tax that may replace or be added to the said VAT.

If, for any reason, the Building is no longer subject to VAT, the registration duties, contributions to rental revenues or other taxes applicable at that time will be borne by the Lessee.

2.11.6. Liability and recourse

The Lessee declares that it waives all recourse against the Lessor and its insurer for liability:

- In the event of theft or wrongful acts of which the Lessee may be a victim in the let premises or outbuildings of the Building, as the Lessor does not assume any obligation to monitor,

- In the event of an interruption in utility supplies, namely water, electricity, heating or air conditioning, except in the case of persistent failures by the Lessor following formal notice without response,

- In the event of modification or withdrawal of security, telemonitoring, hostess and switchboard services, if applicable, and generally of the service of all staff providing communal services in the Building,

- In the event of damage caused to the let premises and to objects or merchandise located there following leaks, infiltrations, dampness, rising water or other circumstances, except duly determined construction defects, as the Lessee must be insured against risks without recourse against the Lessor,

- In the event of an act incurring the liability of the other tenants, their staff, suppliers or clients, as well as any third parties,

- In the event of an interruption in the distribution of fluids or interruption of the associated installations in the said Building for any reason, except in the case of persistent failures by the Lessor following formal notice without response,

- For all disasters affecting artworks and valuables, as well as IT equipment.

The Lessor must be insured against all these risks without recourse against the Lessor. It undertakes to obtain an identical waiver by its insurers.

2.11.7. General use of private and communal areas

The Lessee expressly undertakes to comply with the clauses and stipulations of this lease, as well as the recommendations of the Lessor in view of assuring normal use of the Let Premises and without, of course, prejudice to the recognised rights of the Lessee under this lease and its ensuing acts and to have its staff, all persons for whom it is responsible or with whom it does business (suppliers, etc.) comply with them.

The Lessor may, if it deems necessary, prohibit access to all or part of the communal areas, establish restrictions or take any measures to this end, such as temporarily closing all or part of the communal areas if it deems it necessary, carrying out additional construction, repairs, changes or modifications, while allowing the Lessee to use and/or access the Let Premises as normal.

The Lessor reserves the right, in general, to make any changes or modifications to the communal areas at its own cost during the term of the lease and its renewals, without being required to obtain the approval of the Lessee, who waives the right to invoked the provisions of article 1723 of the French Civil Code; it may also make any decisions concerning their use, while allowing the Lessee normal use and access to the Let Premises.

2.11.8. Guarantee

The Lessee undertakes to keep the Let Premises constantly furnished with items of sufficient value to meet the payment of rental fees and related charges at any time, as well as the performance of the clauses and obligations arising from this lease.

2.11.9. Visit to Let Premises

The Lessee undertakes, subject to the visiting rights provided for above, to allow any person in possession of authorisation of the Lessor or acting for it to visit the Let Premises on working days, excluding Saturday, from 9 am to 1 pm and 2 pm to 6 pm, in the event that the Lessor wishes to sell the Building.

Also, to allow visits to the Let Premises at the same times on working days by any person likely to lease the said Let Premises from the day on which the Lessee or the Lessor terminates the lease.

The Lessor and/or its technicians and agents may access the Building on condition that they inform the Lessee at least three working days in advance, except in emergencies.

2.12 Repairs – Improvements

2.12.1. – Alteration work payable by the Lessee

The Lessee undertakes to carry out all alteration works necessary for the Lessee to use the Rented Premises within three months from the date on which he takes possession of the premises.

In any event, these works must have the prior express approval of the Lessor and must be carried out at the risks and expense of the Lessee, in compliance with the security standards in force and the development plans that have been authorised by the Lessor and the competent Authorities.

In particular, these works must be supervised by an architect or decorator who is covered by third-party and professional insurance and who is up to date with its due premium payments.

To ensure the homogeneity and unity of responsibilities, the Lessee should, where these works concern the shell of the building, plumbing or electricity before the meter, necessarily resort to the companies that are contractually bound to the Lessor. The Lessor shall not be involved in any contracts between the Lessee and any of these companies.

The Lessee is already prohibited from using any components containing asbestos and/or other materials that are prohibited for carrying out these alterations and fittings and is obliged to give proof of this to the Lessor upon first request.

Should the materials implemented by the Lessee be prohibited by legislation and/or the regulations in force or should they contain asbestos and/or prohibited components, the Lessor may require that the Lessee at any time and in particular at the expiry of this agreement, and exclusively at the risks and expense of the Lessee, carry out the destruction and/or removal of the illegal material.

The Lessee undertakes to insure the Lessor against any injury, loss or damage to any person or thing which is directly or indirectly caused by these works or materials.

In the event of non-compliance with the obtained authorisations, the necessary additional or modification work must be completed by the Lessee within a period of one month from the notification made by the Lessor or its representative to the Lessee.

As for partitioning, the Lessee will carry out the partitioning work that is necessary for its establishment at its own cost and liability.

He shall submit a partitioning plan and a description to the Lessor to obtain the prior express agreement of the latter.

The Lessee may not, in the rented premises, make any distribution changes, drill in the wall or the vault, or do any building without the prior express authorisation of the Lessor.

Should authorisation be granted, the works will also be carried out under the supervision of the Lessor’s architect. The Lessee will bear the fees thereof under the conditions provided above.

2.12.2 Improvements, alterations and developments

Any improvement, alteration and development work whatsoever, in particular cabling or partitioning work, carried out by the Lessee shall become the property of the Lessor at the end of the lease and shall be left in perfect condition at the end of renting, without compensation, as long as the Lessor prefers not to request the return of the premises, in full or part, in their original condition.

The Lessee shall in this case be held to repair the damage caused by the removal of these alterations.

By “end of the lease” within the meaning of the paragraph above, it should be understood to be the date on which the lease shall effectively terminate even if it is before the contractual lease termination date, whatever the cause of the early termination of the lease may be (acquisition of the cancellation clause to the benefit of the Lessor, legal termination even at the fault of the Lessor, expropriation, loss of the rented item, etc.), it being the wish of the parties that the property ownership takes place automatically at whichever time and for whichever reason the lease comes to an end.

2.13.3. Repairs

The Lessee undertakes:

a)

By derogation from Article 1724 of the Civil Code, the Lessee shall enable the repairs which shall become necessary during the term of this lease, without any compensation, or reduction in rent, even though these works would last more than 40 days, however on the conditions that they are performed without interruption, except for an event of force majeure and that they do not obstruct free access to the Rented Premises.

b)

Similarly, to enable the works that will be performed on the public highway or in the neighbouring buildings even though it would cause an obstruction in the enjoyment of the Rented Premises and except for recourse against the Administration, the contractor or the neighbouring landowners, if any, without recourse against the Lessor.

2.12.4. Inventory of fixtures upon exit

The Lessee undertakes, at the end of enjoyment, to return to the Lessor the Rented Premises in perfect condition of repair and maintenance in the conditions provided for in Articles 2.11 and 2.12 of the General Conditions, as well as all the keys, swipe cards, etc. pertaining to the Rented Premises.
To this effect, at the latest on the expiry date of the lease, an inventory of fixtures will be drawn up in the presence of both parties and at the expense of the Lessee upon ordinary notification, for the Rented Premises. This will contain a statement of the repairs to be made by and incumbent upon the Lessee, if any.

Should the Lessee not be present at the date and time set for taking the inventory, it will be drawn up by a bailiff who will ask the parties to attend, the fees remaining payable by the Lessee. The inventory drawn up by the bailiff will have contradictory value.

If the inventory shows that the Lessee is required to carry out maintenance, repair or restoration work, the Lessor shall have a period of one month from this inventory to draw up a description of the necessary restoration work. This description must be accompanied by a quotation and a time estimate for completion (hereinafter the “Restoration File”).

If the Lessee accepts the presented Restoration File, he will have to pay the resulting costs to the Lessor who will then take care of these works. Failure to reply will be considered acceptance.

If the Lessee does not agree with the Restoration File and so notifies the Lessor through a registered letter with acknowledgement of receipt within fifteen days of receiving the notification sent to the Lessee, the amount of the necessary restoration work will be legally assessed, with the competence being attributed, as needed, to the judge in chambers to appoint any expert for this purpose.

In this case, the Lessee will have to pay occupational rent equal to two times the last rent paid and its incidentals, calculated on a pro rata basis for the time required to carry out the repairs incumbent upon the Lessee as per the inventory.

2.13. Prevention, Health and Safety

2.13.1. Lessee’s Commitments

The Lessee undertakes to adhere to and have all its employees, clients and suppliers adhere to all the rules relating to prevention, health and safety. In particular, he undertakes to adhere to the rules applicable to the works carried out in an establishment by an external company.

He must draw up an annual report on the safety of the Rented Premises, by a Technical Control Bureau, implement the recommendations of the latter and provide proof thereof to the Lessor.

If the Lessor brings external companies into the Rented Premises or the common areas accessible by the Lessee, the Lessor will communicate to the Lessee, before any appearance, the contact details of the participating company so that the Lessee may determine, in cooperation with these companies and the Lessor, the prevention measures and, if necessary, the prevention plan.

2.13.2. Works carried out by the Lessee

In the event that the Lessee should undertake work in compliance with Article 2.12 of the General Conditions, the Lessee should perform these by adhering to the Prevention, Health and Safety rules, in such a way that the Lessor or its representative will never have cause for concern or be held liable for any reason whatsoever.

These works must not have any effect on the safety of the building or its common areas. Failing this, the Lessee alone will assume full civil and criminal liability thereof.

2.13.3. Prevention, health and safety

The Lessor and its representative attach very specific importance to the adherence of the Prevention, Health and Safety rules. This article as a whole makes up an essential and key condition without which they would not have entered into the agreement.

Generally, the Lessee will be solely responsible for the safety of tenants, visitors and users in the building without recourse against the Lessor and undertakes to take all the necessary steps to insure the latter and generally to adhere to all the applicable regulations in this regard and to comply with any order from the Administrative Authority.

In this regard, he undertakes to take all useful provisions and/or to carry out all necessary fittings, works and development and in particular that which can be prescribed by the administrative authority or by the APSAI-authorised body pursuant to Article 2.14.6.

He must in particular carry out all the works that could be necessary for its business activity, its actual occupation and the change in regulations over the course of the lease as well as its renewals.

He is prohibited from exceeding the maximum workforce authorised by the applicable regulations and its changes.

2.13.4. Environmental Protection

The Lessee acknowledges that he has received the asbestos technical file mentioned in the decree of 13 September 2001 and the subsequent texts.

For the performance of the works, both at the beginning and during the lease, the Lessee undertakes to adhere to all the standards and regulations in force regarding environmental protection and not to use any material that is likely to pose a danger to the safety of the tenants of the Rented Premises.

If the materials that he used should become prohibited under a new provision, he shall deal with all the resulting consequences: research, diagnosis, removal or other, even though these works or alterations in the meantime became the property of the Lessor, without any recourse against the Lessor.
He is bound to carry out the inspection and verification and works which could be prescribed by the current or future regulations regarding environmental protection and waives any recourse against the Lessor for damage and prevention of enjoyment that is likely to arise therefrom. The Lessee in this regards waives its right to assert the provisions of Article 1721 of the Civil Code.

If the Lessee’s equipment and installations should come under the regulations on classified installations, the Lessee is bound to make the declarations or obtain the necessary authorisation and to comply with all the requirements that could result therefrom, over the course of the lease and its possible renewals as well as on the occasion of returning the Rented Premises.

2.13.5. High-rise building (IGH) regulations

If the building is subject to IGH regulations, the Lessee undertakes to adhere to and have all its employees, clients, visitors and suppliers adhere to the regulations arising from this and to provide proof thereof to the Lessor.

In particular, he is bound to, without this list being exhaustive:

-	submit its development plans to the department of the competent authority before any alterations and to obtain its approval,
-	adopt the lock system imposed for the entire building, even inside the Rented Premises,
-	refrain from cluttering the common areas of the building, in any manner whatsoever, as well as the lift service area,
-

submit, within the statutory deadlines, all the material stored in the Rented Premises to the inspections imposed by regulations, in particular regarding fire resistance and, should these inspections show that any of these materials are non-compliant, to remove it immediately,

-	carry out the evacuation operations within the statutory deadlines,
-	accept any requests formulated by the safety committee as part of its statutory visits.

Generally, he is bound to monitor the changes in regulations, to comply therewith at any time and to take the necessary measures to ensure the safety of visitors and users of the Rented Premises as well as its personnel.

2.14. Insurance

The immoveable and moveable property must be insured with a reputable insurance company in the following way:

2.14.1. Lessor’s Insurance

The Lessor has taken out:

-	one or more insurance policies insuring against material damages that could affect the immoveable and/or moveable property of which he is the owner against the following main risks:

-	fire, explosion
-	electrical damage
-	water damage
-	attacks
-	storms
-	broken windows
-	recourse to neighbours and third parties
-	acts of terrorism.

This list of risks is purely an example and the Lessor reserves the option of modifying the insurance agreement(s) as he sees fit.

The assets are insured at their value for restoration to new excluding taxes.

-	a civil liability insurance policy with a view to cover damages caused to third parties.
-	Rent loss insurance restricted to two years of rent and incidentals.

In addition, the Lessor may take out any other insurance policy which he deems useful or necessary.

2.14.2. Lessee’s Insurance

The Lessee shall take out insurance against all the risks provided for below and from the insurance consultant of its choice:

-	the furniture, moveable objects, stored equipment as well as all fittings and improvements carried out at its costs in the premises he occupies,
-	his civil liability toward third parties, due to its business activity, its equipment and merchandise, its personnel,
-	damages following riots and public demonstrations,
-	loss of enjoyment,
-	loss of operation restricted to two years of renting.

The guarantee shall extend to recourse to neighbours and third parties.

2.14.3. Additional insurance

It is expressly agreed that the Lessor may, at any time during the term of the lease, take out insurance himself or request that the Lessee takes out any other insurance which could reasonably appear necessary to complement the guarantees mentioned above.

2.14.4. Payment of premiums

The Lessee shall be responsible for the payment of its share of the premiums pertaining to the policies taken out by the Lessor, on a pro rata basis of the surface occupied by him. He shall also be responsible for the payment, in full, of all the policy premiums that he is held to take out by virtue of the provisions above, as well as the additional premiums, following the waivers to recourse specified above.

2.14.5. Specific clauses

The specific clauses below must be reproduced in the insurance policies:

2.14.5.1. Notification

The Lessee’s insurance policies must provide that their termination can only be effective 15 days after notification by the Lessee’s insurers to the Lessor.

2.14.5.2. Mutual waiver to recourse

In the event of loss covered by the guarantees above, the Lessor as well as its insurers waive any recourse which they will be entitled to exercise in the event of loss against the Lessee and its insurers.

Mutually, the Lessee as well as its insurers waive any recourse against the Lessor, its personnel, its representatives and its insurers under the same conditions.

The insurance agreements must mention the insurers’ waiver.

2.14.6. Lessee’s Obligations

In view of insuring the performance of the stipulations above, the Lessee must send a certified copy of its insurance policies to the Lessor as soon as he takes possession of the premises. For the duration of the lease, he must present proof of the validity of the contracts upon any requisition by the Lessor.

If the significance of the Lessee’s equipment, in value or in quality and/or their nature should lead to additional premiums or insurance premium increases, either for the Lessor, or its co-tenants, or the neighbours, the Lessee shall be held all at the same time to compensate the Lessor for the amount of the additional premium or increase paid by the latter and in all cases to insure the Lessor against any claims from the other tenants or neighbours.

Failure by the Lessee to take out, renew or pay the premiums of the policies above, the Lessor reserves the right to carry this out himself and to claim repayment from the Lessee for the premiums thus paid.

In the event of loss, the Lessee must declare any loss, however big it may be, to the insurers on the one hand, and to the Lessor at the same time on the other hand, even if no apparent damage results therefrom, as soon as he becomes aware of it and no later than 5 days.

The Lessee will furnish the premises with fire fighting means, in particular fire extinguishers, with equipment approved by the Plenary Assembly of Companies Insuring against Fire and the installations must be compliant with the rules of the said Assembly.

The Lessee shall be held to have its installations, in particular electrical installations, verified by an approved body and in the three months that follow to make modifications to these as requested by the verifier body.

Upon taking out the policy and/or during the lease, the Lessee undertakes to communicate to the Lessor all the elements that are likely to aggravate the risk and to modify the rate of the premium applicable to the rented premises. The Lessee will be held to leave free access to the premises to the Lessor’s insurers in order to allow the proper assessment of the risks to be covered.

In the event of a loss, if a proportional rule is applied to the compensation that the Lessor must receive, due to the non-observance by the Lessee of the conventions above, the latter will be held to compensate the Lessor to the amount of the proportional rule applied due to this non-observance.

2.15. Transfer – Subletting

2.15.1. Transfer

The Lessee may only transfer or give its right to this lease to the purchaser of its entire business or its company and for the sole use of business offices.

The Lessee will remain the guarantor, jointly and severally with its transferee and any successive transferees or successors, for the payment of the rent and payments that have become or will become due and for the performance of the conditions of this lease.

These transfers take place within the framework of Article L 145-15 of the Code of Commerce, which should be done by notarial deed or by a private agreement. The Lessor shall be called to contribute thereto through registered letter with acknowledgement of receipt, at least 15 days before the signature date.

An original of the transfer deed will be sent to the Lessor free of charge, to serve as security for the transferee.

This obligation shall be imposed for all the successive transfers and these conditions shall apply in the event of a merger or partial asset transfer as part of the legal provisions governing commercial property and Article L 236-22 of the Code of Commerce.
In the event where this lease should be the subject of registrations, mortgages or privileges, the Lessor must be informed thereof through an extrajudicial document by the beneficiary(ies) of the said registrations, no later than 15 days from the registration with the Registry of the Commercial Court.

2.15.2. Subletting

The Lessee may not sublet.

In addition, any domiciliation by a third party in the Rented Premises is formally prohibited and the Lessee must perform its activities in the Rented Premises personally.

2.16 Total or partial destruction of the premises

2.16.1. Total destruction

If the premises are completely destroyed, for any reason whatsoever, this lease will be automatically terminated without compensation.

2.16.2. Partial destruction

If the premises are only partially destroyed, for any reason whatsoever, it is agreed that:

-

if the Lessee should suffer serious difficulties in its business and the repair, restoration, reconstruction or replacement work of the damaged, deteriorated or destroyed sections should last more than two years according to the Lessor’s architect, the Lessee and the Lessor may terminate this lease simply through sending a registered letter with acknowledgement of receipt, without compensation, for one or the other, all within 30 days from the letter of notification from the Lessor’s architect.

-

If, conversely, the partial destruction of the premises would not lead to serious difficulties in the Lessee’s business and if the duration of the repair, restoration, reconstruction or replacement work should be less than two years according to the Lessor’s architect, as in the case where neither the Lessee nor the Lessor would request the termination of this lease by virtue of the clause above, the Lessor shall undertake the repair, restoration, reconstruction or replacement work of the damaged, deteriorated or destroyed sections by alone retaining the right for compensation for these repairs, restorations or replacement, both from its Insurance Company and, if applicable, the Lessee’s Insurance Company.

Due to the loss of enjoyment resulting from the partial destruction of the premises and the above-mentioned works, the Lessee will have the right to reduced rent calculated in relation to the duration of the loss of enjoyment and the proportion of this loss in relation to the Rented Premises.

The above-mentioned reduction in rent will be calculated according to the chosen expert by mutual agreement between the parties or, failing that, appointed by the President of the Court of First Instance who shall decide in summary proceedings.

In this case, the Lessee already waives any recourse towards the Lessor, regarding both the loss of enjoyment as well as the possible reduction in rent, fixed as set out above.

In the different cases above, the Lessor will retains its rights, if any, against the Lessee if the destruction, whether total or partial, can be attributed to the Lessee.

2.17. Payment

2.17.1. Permission for debit order

The Lessor shall have a standing order from the bank account mentioned in Article 1.6 of the specific conditions for the rent as well as the flat rate calls for the operating expenses of the building.

For this purpose, the Lessor shall send a rent invoice to the Lessee just before each due date.

The Lessee will irrevocably authorise the Lessor to take these payments and undertakes to ensure that there are sufficient funds in this account from the due date of the amount until it has been finally paid.

The Lessee is bound to inform the Lessor of any changes to its bank accounts and, if applicable, to transfer the standing order permission to a new account, should be previous account no longer exist.

2.17.2. Allocation of payments

The allocation of payments made by the Lessee will be done by the Lessor in the following order:

-	recovery procedure fees,
-	damages,
-	interest,
-	security deposit and readjustment of security deposit,
-	reserves on the charges and adjustment,
-	rent debt and/or occupation compensation: regarding this item, the allocation will be made according to priority by the Lessor on the amounts that were not part of the recovery procedure.

Within each of these items, priority will be given to secondary or adjoining premises, by preference to the main premises.

2.18. Cancellation clause

Failing to make a payment on its settlement date or at its normal due date, of any amount payable by virtue of this lease and in particular the rent and its incidentals, such as expenses, cost for legal proceedings, interests, rent reminders or charges following a conventional or legal modification of their amount or any other occupational rent payable by the tenant who holds a right to remain in the premises and one month after an order to pay made in person at the elected domicile in this document, as in the event of non-performance of one of the rental conditions and thirty days after an order to comply with this in the same conditions remains without response, this rental will be automatically terminated, if the leasing company sees fit, without it being necessary to formulate a legal order and if, in this case, the tenant refuses to leave the premises, it will suffice to force the latter to do so through an ordinary interim order given by the President of the Court of First Instance of the place where the building is located, to record the incurred termination and order the tenant’s eviction. Should the Lessee remain in the Rented Premises after the end of the lease, the latter shall be liable for occupational rent calculated at double the last payable rent.

All fees and costs, whether taxable or not, for bailiffs, solicitors or barristers should be settled in the same way as the rent and charges in the month during which notification was made specifying their amount to the Lessee who has to pay these.

In the event of a court-ordered termination, the amount payable as a security deposit will remain acquired by the leasing Company as compensation without prejudice to any costs and damages. This clause cannot be given up by subsequent offers to pay or to comply with the rental conditions.

2.19. Consequences of late payment

2.19.1 Late payment interest

Any amount not settled by the Lessee more than 8 days after they become due shall bear interest from the date on which they become payable until the actual date of payment, without formal notification being necessary. This interest will be equal to the legal interest rate applicable to the year in question plus 5 points. The interest pertaining to every month which has started shall be due in full.

The Lessee is informed that the Lessor shall send an invoice 20 days before each due date.

2.19.2. Penalty clause

Furthermore, the Lessee should in addition to the amounts due to the Lessor under the penalty clause, pay an amount equal to 10% of the amounts for collection, even though he has not been given a single order.

The Lessee shall also have to pay any litigation costs resulting from its delay and in the case of legal proceedings he must compensate the Lessor, in addition to costs, for the lawyer or other fees which the Lessor will have had to bear.

The same will apply when the Lessee will benefit from the grace period by virtue of Article 1244 of the Civil Code.

2.19.3. Other penalties

In the event of non-observation by the Lessee of all or part of the obligations for which he is responsible, the Lessor will have the option, 30 days after ordinary notification through registered letter with acknowledgement of receipt which remains unanswered, to have the necessary obligation performed by any company of its choice at the costs and risks of the Lessee. The costs of this operation shall automatically be added to the next due date. The notice to pay on the following due date will be increased automatically by the amount including taxes of the cost of this operation.

In the case of an emergency or for breaches by the Lessee relative to prevention, health and safety, the Lessor may immediately intervene without adherence to the 30 day timeframe stipulated above.

If the Lessee had to remain in the Rented Premises after the expiry of the lease or its possible renewals, for any reason whatsoever, he will be held to pay occupational rent calculated at double the last payable rent.

2.20. Tax provisions

Should the Lessor elect that its rent and allowances be liable to Value Added Tax, the Lessee shall be exempt from paying the annual registration fee received on the rental amount, in compliance with Article 208 of the General Tax Code.

The rent shall thus automatically be liable to Value Added Tax at the rate in force when it becomes due.

If, however, for any reason whatsoever (amendment to Legislation, non-renewal by the Lessor of its option for liability to VAT, etc.) this rental shall be liable to the registration fee and the Lessee should automatically bear the repayment thereof.

Should the rent be subject to the annual registration fee, the Lessor reserves to possibility of opting at any time for the liability of its rent to VAT at the rate in force?

2.21. Costs

All costs, duties and fees from this document and all those which will result or arise from it, without any exception or reserve shall be borne by the Lessee who is bound by this.

2.22. Validity of clause to the contrary, modifications and tolerance

In the event that the provisions of a clause appearing in these general conditions turns out to be in contradiction to the provisions of the corresponding clause appearing in the specific conditions, only the latter shall be considered valid.

Any modification to this document may only be done in writing. This modification may in no event be inferred from the Lessor’s passivity, even from single tolerances, whatever their frequency or duration may be, the Lessor always remains free to require the strict application of the clauses and stipulations that were not expressly modified.

2.23 Allocation of competence

For the enforcement of this lease and its consequences, the parties, through mutual agreement, allocate competence to the courts where the building is situated, notwithstanding the plurality of respondents or any claims for contributions from third parties.

2.24. Election of domicile

For the enforcement of this document and its consequences, the parties elect their domicile at the head offices of the companies that they represent respectively.

Signed in PARIS, on [handwritten: 3 July 2007]
In [handwritten: 2] copies

[Signature]

	THE LESSOR	THE LESSEE

Appendices:

1.	Map of Rented Premises	[Signature]
2.	State of natural and technological risks
3.	Summary Asbestos Technical File (DTA)

[Floor Plan]

[Floor Plan]

[Floor Plan]

Site No. PG40026 – 10, bd Haussmann	Summary sheet version t-01 01/08/2006
9/11 rue Le Peletier 75009 PARIS	Asbestos technical file
All premises

SUMMARY SHEET
“Asbestos” technical file
(according to appendix 3 of the decree of 22 August 2002)

Description	10, bd Haussmann

9/11 rue Le Peletier
75009 PARIS

Section involved:	All premises

Owner:	VENDOME PARIS

Preamble

This summary sheet meets the obligations promulgated by Articles R1334-14 to R1334-29 of the Public Health Code.
It involves the premises indicated above and it is updated with each modification to the asbestos technical file.
It is intended for the tenants, companies or any other persons who are likely to operate directly or closely with material containing asbestos.
It contains:
-	the history of operations,
-	the list of materials containing asbestos, their location and their state of preservation,
-	the general safety instructions adapted to the site.

This summary sheet constitutes the asbestos condition mentioned in Article L.1334-7 of the Public Health Code to be provided, in particular, no later than the date of any sales or purchase agreement during a real estate transaction.

Making the document available
The owner shall make the asbestos technical file available by appointment with:
Your usual contact person Altys Gestion
Axe Etoile building
105 rue des Trois Fontanots
92022 Nanterre Cedex
Tel: 01 55 69 42 00 or the extension of your contact person.

Summary sheet modification tracking

Date	Reason for modification	Version
01/08/2006	Creation following the drawing up of the DTA of 01/08/2006	1-01

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Site No. PG40026 – 10, bd Haussmann	Summary sheet version t-01 01/08/2006
9/11 rue Le Peletier 75009 PARIS	Asbestos technical file
All premises

History of “asbestos” operations

The table below lists the compulsory operations promulgated by Articles R1334-14 to R1334-29 of the Public Health Code. In particular the nature of the operations, the specific areas involved in these as well as the names of the participating companies are indicated.

Date	Event	Area involved	Company
05/07/2006	Locating material and products containing asbestos in view of drawing up the “asbestos” technical file	All premises	Manexi
Comments:
	-	Regulatory reference: Articles R. 1334-26 of the Public Health Code
	-	Location programme: Appendix 13.9 of the Public Health Code
	-	Investigation method: NF X46-020 standard
	-	Event specification: From 2004 to 2006 the building underwent heavy restructuring. […]

Prior to these works, “pre-works” location of materials and products containing asbestos was carried out by the firm FAVREAU. All the material picked out as containing asbestos by the Firm FAVREAU was removed by the company PECTEL.

	-	Result: no materials containing asbestos detected
	-	Measures recommended by the location operator: none
Premises not visited and reason for lack of visit: none

List of materials and products containing asbestos, specific location and state of preservation

The lists below are drawn up on the observation contained in the investigations reports made on the date on which this sheet was updated: investigation methods, categories of material located, inaccessible areas or materials, etc.

List of flocking, insulating and false ceilings containing asbestos

No asbestos detected

Other materials containing asbestos

No asbestos detected

Glossary
MCA: Material containing asbestos

Notes 1, 2, 3: statutory notes obtained according to the evaluation grid defined by the decree of 7 February 1996 relating to the evaluation methods of the state of preservation of the flocking and insulating containing asbestos and by the decree of 15 July 1998 relating to the evaluation methods of the state of preservation of false ceilings.

NC: Not communicated.

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Site No. PG40026 – 10, bd Haussmann	Summary sheet version t-01 01/08/2006
9/11 rue Le Peletier 75009 PARIS	Asbestos technical file
All premises

GENERAL SAFETY INSTRUCTIONS
“Asbestos” technical file
(according to appendix 2 following the decree of 22 August 2002)

Preamble
The safety instructions are aimed at the tenants and persons called in to operate directly or closely with materials or products containing asbestos.
This document gives information on the precautions to be taken and the way to behave with a view to limiting the risk of exposure to asbestos.
These safety instructions are part of a risk management approach promulgated by the current regulations. It makes up an integral part of the Asbestos Technical File (DTA).

Information on the asbestos risk
Breathing in asbestos fibres is dangerous to your health. Inhaling these fibres causes serious pathologies (including lung cancer and pleura).

Materials containing asbestos can release asbestos fibres during abnormal use or in operations that challenge the integrity of the material (for example through piercing, sanding, cutting, friction, etc.). These situations can then lead to significant exposure if reinforced protection measures are not taken.

Materials containing asbestos are classified into two categories according to the risks they pose:
-	Flaky materials: materials which can, when deteriorating, spontaneously release asbestos fibres into the atmosphere. This mainly involves flocking, insulating and certain types of false ceilings.
-

Non-flaky materials: hard and semi-hard materials (woodwork slabs, asbestos-cement, floor slabs, rubbish chutes, etc.) which do not spontaneously release asbestos fibres unless they are sawn, cut, pierced or sanded; or when they have deteriorated a lot and the environment contributes to releasing fibres (impact, vibrations, air currents, etc.).

As a tenant or intervening party, you may come into direct contact with materials containing asbestos. Your behaviour might have an immediate impact on the risk of inhalation of asbestos fibres for you or those around you. It is essential to avoid these situations by strictly adhering to the safety instructions.

If these safety instructions are not adhered to, the offender will be held directly liable

Instructions aimed at tenants
Locating the asbestos risk on the site
All the information on the asbestos risk is listed in the summary sheet of the Asbestos Technical Files. You will find updated information in here.

Prevention
-	Any operation that will challenge the integrity of the material is prohibited: handling products containing asbestos, sanding, cutting, friction, etc.
-	Any operation near the material that may cause the spontaneous release of fibres into the atmosphere is prohibited (impact, vibrations, etc.).

Vigilance

You must pay attention to possible changes in the state of preservation of these materials. If you notice a well-known change in the state of preservation of a material containing asbestos, in its close environment or if the current use of the premises has an effect on this risk, you must contact the person in charge of the asbestos technical file who can be reached at the address indicated in the preamble of the summary sheet.

In the event of an incident
In the event of accidental dispersion of asbestos fibres:
-	Prohibit all persons from accessing the area
-	Confine the potentially contaminated area without taking risks
-	Contact the person in charge of the asbestos technical file

Specific provisions
None

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Site No. PG40026 – 10, bd Haussmann	Summary sheet version t-01 01/08/2006
9/11 rue Le Peletier 75009 PARIS	Asbestos technical file
All premises

Instructions in the event of works on or near materials containing asbestos
When works are planned, the general safety instructions do in no way replace the existing statutory obligations regarding risk prevention for workers.
The reinforce measures are set by the regulations relative to the protection of workers against risks related to the inhalation of asbestos dust (decree 96-98 amended).
Generally, your business activity is subject to the obligations promulgated by Article L. 230-2 of the Labour Code:
-	Obligation for the employer to ensure the health and safety of workers (I of Article L.230-2)
-	Implementation of general professional risk prevention principles (II of Article L. 230-2)
-	Obligation to evaluate the risks (III of Article L. 230-2).

If, after the completion of the works, you notice a well-known change in the state of the material containing asbestos or its close environment, you must indicate this to the person in charge of the asbestos technical file who can be reached at the address indicated in the preamble of the summary sheet.

Specific provisions

Any work project which is likely to affect the material containing asbestos must be the subject of a prior request to the owner or its representative, and must be carried out in adherence to the specific technical clauses applicable locally, if any.

It is compulsory to supply all documents relative to the works concerning the materials or products containing asbestos to the owner or its representative with a view to meeting the provisions of Article R1334-26 of the Public Health Code; the book of documents for properly monitoring the file includes, if applicable:

-	The removal plan
-	The slips for taking care of and transferring waste with identification of the recipient
-	Final certificates for taking care of and eliminating waste
-	Visual inspection reports and discharge measures for returning the premises.

Asbestos waste management
Waste storage on site

Only materials where the asbestos is strongly bound (such as asbestos-cement or floor slabs, for example) can be temporarily stored on the worksite. The storage site must be converted to prevent fibres from floating off and migrating. No persons other than the personnel of the company carrying out the work should be allowed access to the site.

Waste elimination

Materials where the asbestos is strongly bound (such as asbestos-cement, floor slabs, valves and fire dampers) must be eliminated, either by storage facilities for domestic and related waste or in rubbish dumps for inert waste provided with, in both cases, specific cells for waste containing bound asbestos. This waste is packaged in air-tight bags, intermediate bulk containers (GRV) or in film-wrapped pallets.

Materials with a high risk of releasing asbestos fibres (such as flocking, insulating and asbestos cardboard) and deteriorated materials must be eliminated in a storage facility for dangerous waste or be vitrified. This waste is packaged in air-tight sealed double bags. In both cases, the owner or its representative shall fill in the field which is meant for him in the monitoring slip for asbestos waste (BSDA, CERFA no. 11861*01). He will receive the original slip completed by the other participants (company performing the works, transporter, operator of the storage facility or the vitrification site).

Elimination of related waste

Waste other than material waste, such as protection equipment, material waste (filters for example) and waste resulting from cleaning are eliminated according to the same procedure as that described for the material with a high risk of releasing asbestos fibres.

For more information

For more information on the statutory system regarding the protection of the population against the risks related to asbestos in constructed buildings, you can consult the website of the ministry of health: www.sante.gouv.fr.

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[Logo: Ministry of Ecology and Sustainable Development]

State of natural and technological risks
in application of articles L. 125-5 and R 125-26 of the Environmental Code

1. This state of risks is drawn up on the basis of the information made available by prefectural decree
no. 2006-45-1	of 14 February 2006	updated on

Location of the immoveable asset (built or not)
2. Address commune post code
10, boulevard Haussmann – 75008 Paris

3. Location of the building in relation to one or more foreseeable natural risk prevention maps [PPPn]
The building is located within the perimeter of a PPPn prescribed	yes	no
The building is located within the perimeter of a PPPn applied by anticipation	yes	no
The building is located within the perimeter of a PPPn approved	yes	no X

The natural risks taken into account are:
Flooding	Torrential floods	Rise in water table
Avalanche	Landslide	Drought
Earthquake	Cyclone	Volcano
Forest fire	Other

4. Location of the building in relation to a technological risk prevention map (PPPt]
The building is located within the perimeter of a PPPt approved	yes	no X
The building is located within the perimeter of a PPPt prescribed*	yes	no X
*The technological risks taken into account are:

Thermal effect	Effect of overpressure	Toxic effect

5. Location of the building in relation to statutory zoning to take into account seismic activity in application of Decree 91-461 of 14 May 1991 relative to the prevention of seismic risks, amended by Decree no. 2000-892 of 13 September 2000

The building is located in a seismic commune	zone Ia	Ib	II	III	0 X

Attachments
6. Rental
extracts from the documents or reference files allowing the rental of the building regarding the risks taken into account
Statutory perimeter of quarry and anteludian gypsum areas
Statutory zoning map of the PPRI [Flood Prevention Map] of Paris

Vendor/Lessor – Purchaser/Tenant

7. Vendor – Lessor Surname name	SCI Vendôme Paris
cross out inapplicable
8. Purchaser – Tenant Surname name Société COTY
cross out inapplicable

9. Date	in Nanterre	on 19/06/2007

This state of natural and technological risks if based on the information made available by the prefect of the department. If these are not adhered to, the purchaser or tenant may terminate the agreement or seek the judge for a reduction in the price [V of Article 125-5 of the Environmental Code]

[Illegible]
… COMPLETION, THE SALES AGREEMENT OR THE DOCUMENT PERFORMING OR RECORDING THE SALE OF A REAL ESTATE ASSET, WHETHER BUILT OR NOT.

Who are involved?

In the terms of Articles L. 125-5 and R 125-23 to 27 of the Environmental Code, the purchasers or tenants of the immoveable asset, of any nature, must be informed by the vendor or the lessor, whether or not he is a building professional, of the existence of risks to which this asset is exposed.

A state of risks, based on the information forwarded by the Prefect of the department or mayor of the commune where the asset is located, must be attached to all types of written rental agreements, sales reservations and the future state of completion, the sales agreement or the document performing or recording the sale of a real estate asset, whether built or not.

What is the scope of application of this obligation?
This obligation to inform applies in all the communes, a list of which is decreed by the Prefect of the department, for immoveable assets, whether built or not, located:
1. in the risk exposure perimeter demarcated by a technological risk prevention map which has been approved by the Prefect;

2. in an area exposed to risks demarcated by a foreseeable natural risk prevention map approved by the Prefect or of which certain provisions have been rendered immediately binding in application of the environmental code (Article L. 562-2).

3. in the perimeter which has been studied as part of drawing up a technological risk prevention map or a foreseeable natural risk prevention map prescribed by the Prefect;
4. in an area with seismic activity Ia, Ib, II or III mentioned in Article 4 of the decree of 14 May 1992.
NB: The term immoveable asset applies to any individual or collective construction, on any terrain, plot or group of adjacent plots belonging to a same owner or joint possession.
Where can the reference documents be consulted?
- For each commune concerned, the prefect of the department decrees:
- the list of foreseeable natural risks and technological risks to be taken into account;
- the list of document to which the vendor or the lessor can refer.
- The prefectural decree containing an appendix, for each commune concerned:
1. of one or more extract of document allowing to demarcate the area of the commune exposed to the risks in question;

2. a sheet allowing to specify the nature, and as far as possible, the intensity of the risks in each of the area and perimeters demarcated by the natural or technological risk prevention map and in the seismic areas Ia, Ib, II or III.

- The prefect sends a copy of the decree to the major of each of the communes involved and to the departmental chamber of the notaries.
- A publication notice of the decree is inserted into the newspaper distributed in the department.
- The decrees are updated:

- when a prefectural decree comes into force which immediately makes certain provisions of a foreseeable natural risk prevention map binding or approving a foreseeable natural risk prevention map or a technological risk prevention map, or approving the review of one of these maps;

- when new information if brought to the knowledge of the prefect allowing the modification of the assessment of the seismic area, the nature and intensity of the risks to which all or part of the commune is exposed as set out in these maps.

- The documents mentioned above can be consulted at the town hall of the communes involved as well as at the prefecture and sub-prefectures of the department where the asset which is put up for sale or lease is located. Some of them may be consulted directly on the internet on the website of the prefecture of the department.

Who draws up the state of risks?
- The state of risks is directly drawn up by the vendor or the lessor, if applicable with the help of a professional who intervenes in the sale or the rental of the asset.

- This state must be drawn up at least six months before entering into any type of written rental agreements, sales reservations and the future state of completion, the sales agreement or the document performing or recording the sale of a real estate asset to which it is connected.

- It is valid for the full term of the agreement and its renewal, if any. In the event of subletting, it is supplied to each signatory as soon as he first enters the premises. If applicable, it is updated in the event of staggered entry of the sub-tenants.

What information must it contain?

- The state of risks mentions the seismic activity and natural or technological risks taken into account in the prevention map(s) and to which the asset is exposed. This state is accompanied by extracts from the reference documents which allow locating the assets in relation to these risks.

How is the state of risks completed?
It suffices to report the information contained in the prefectural decree and in the reference documents: location in relation to the prevention map(s), nature of the risks incurred and seismic area.
Within what timeframe is the obligation applicable?

The state of risks is due as of the first date of the fourth month following the publication of the prefectural decree in the collection of administrative documents at the department and in any case as of 1 June 2006.

Obligation to inform of damage following a natural or technological disaster

In the event that a commune has been the subject of one or more reconnaissance decrees of the state of natural or technological disasters, and if the asset has been the subject of specific compensation, an appendix should be attached to the agreement giving a declaration of the known compensated loss(es). There is not a specific form for this declaration.

The preservation of the state of risks

The vendor or the lessor must keep a copy of the state of risks, dated and signed by the purchaser or the tenant, to be able to prove that it has been returned upon signature of the sales agreement or lease of which it is a part.

For more information, go to www.prim.net
Ministry of ecology and sustainable development – 20, avenue de Ségur 75012 PARIS – standard 01 42 19 20 21 – www.ecologie.gouv.fr

[Statutory Zoning Map]

[Statutory perimeter of quarry and anteludian gypsum areas image]